Exhibit 5.2

Shook, Hardy & Bacon L.L.P.

March 8, 2016	2555 Grand Blvd.
Kansas City, Missouri
64108-2613
O’Reilly Automotive, Inc.	t 816.474.6550
233 South Patterson	f 816.421.5547
Springfield, Missouri 65802

Re:                 O’Reilly Automotive, Inc. Public Offering of Notes

Dear Ladies and Gentlemen:

We have been retained as special Missouri counsel for O’Reilly Automotive, Inc., a Missouri corporation (“O’Reilly”), and those corporations and limited liability companies that are subsidiaries of O’Reilly and listed on Schedule 1 attached hereto (the “Missouri Guarantors” and, other than Ozark Purchasing, LLC, a Missouri limited liability company (“Purchasing”), the “Missouri Corporate Guarantors”), in connection with the public offering of $500,000,000 aggregate principal amount of O’Reilly’s 3.550% Senior Notes due 2026 (the “Notes”), including the guarantees thereof (the “Guarantees”) set forth in the Indenture (defined below) by subsidiaries of O’Reilly, including the Missouri Guarantors (collectively, the “Guarantors”), issued pursuant to an Indenture, dated March 8, 2016 (the “Base Indenture”), as supplemented and amended by the First Supplemental Indenture, dated March 8, 2016 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among O’Reilly, the Guarantors and UMB Bank, N.A. (the “Indenture”). O’Reilly and the Guarantors entered into an underwriting agreement, dated as of March 1, 2016 (the “Underwriting Agreement”), with J.P. Morgan Securities LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named in Schedule I of the Underwriting Agreement (the “Underwriters”) relating to the issuance and sale by O’Reilly and the Guarantors to the Underwriters of the Notes and Guarantees, as applicable.

We have reviewed copies of the Base Indenture, the Supplemental Indenture, the global certificate evidencing the Notes (the “Note Certificate”) and the Underwriting Agreement. We have reviewed the good standing certificates with respect to O’Reilly and each of the Missouri Guarantors issued by the Secretary of State of Missouri dated February 23, 2016. We have also reviewed the organizational documents of O’Reilly and the Missouri Guarantors. We have also examined copies of resolutions certified by the Secretaries of O’Reilly and each of the Missouri Guarantors and adopted by the boards of directors or sole member, as applicable, of each of O’Reilly and the Missouri Guarantors as of February 26, 2016.

CHICAGO | DENVER | HOUSTON | KANSAS CITY | LONDON | MIAMI | ORANGE COUNTY | PHILADELPHIA | SAN FRANCISCO | SEATTLE | TAMPA | WASHINGTON, D.C

March 8, 2016

We have assumed for purposes of this opinion that: (i) all certifications of public officials and officers of O’Reilly and the Missouri Guarantors concerning factual matters are accurate and complete; (ii) all signatures are genuine, the documents submitted to us as originals are authentic and the documents submitted to us as copies conform to the originals; (iii) the statements, recitals, representations and warranties as to matters of fact set forth in the Indenture are accurate and complete; (iv) the Guarantee by O’Reilly Auto Enterprises, LLC, a Delaware limited liability company (“Enterprises” and, together with Purchasing, the “LLC Guarantors”), has been duly authorized by all requisite limited liability company action on the part of Enterprises under the Delaware Limited Liability Company Act; (v) the Note Certificate has been duly authenticated, issued and delivered in accordance with the terms of the Indenture and the Underwriting Agreement; and (vi) each of the Underwriting Agreement, the Base Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by all parties thereto (other than O’Reilly and the Missouri Guarantors including Stores in its capacity as sole member of Enterprises).

As to facts material to this opinion, we have, with your permission, relied upon certificates and oral and written statements of officers of O’Reilly and the Missouri Guarantors and on the representations and statements of fact made in the Indenture and Underwriting Agreement. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact. We are not generally familiar with the business or operations of O’Reilly and the Missouri Guarantors and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of O’Reilly or the Missouri Guarantors or the rendering of the opinions set forth below.

As used herein, “Transaction Agreements” means the Note Certificate, the Base Indenture and the Supplemental Indenture.

Based on the foregoing and in reliance thereon and on the assumptions and subject to the qualifications and limitations set forth in this opinion, we are of the opinion that:

1.                                      Based solely on the good standing certificates issued by the Missouri Secretary of State and dated February 23, 2016, O’Reilly and each Missouri Guarantor is duly incorporated or formed, as applicable, and is validly existing and in good standing under The General Business Corporation Law of Missouri or the Missouri Limited Liability Company Act, as the case may be.

2.                                      O’Reilly  and each Missouri Corporate Guarantor has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which O’Reilly or such Missouri Corporate Guarantor is a party; Purchasing has the limited liability

CHICAGO | DENVER | HOUSTON | KANSAS CITY | LONDON | MIAMI | ORANGE COUNTY | PHILADELPHIA | SAN FRANCISCO | SEATTLE | TAMPA | WASHINGTON, D.C

March 8, 2016

company power and authority to consummate the issuance of the Guarantee of Purchasing contemplated by each of the Transaction Agreements to which Purchasing is a party; and Ozark Services, Inc., a Missouri corporation (“Services”), has the corporate power and authority to authorize, execute and deliver, in its capacity as sole member of each LLC Guarantor, each of the Transaction Agreements to which such LLC Guarantor is a party, on behalf of such LLC Guarantor, and to authorize such LLC Guarantor’s consummation of the issuance of the Guarantee of such LLC Guarantor contemplated thereby.

3.                                      Each of the Transaction Agreements to which O’Reilly or any Missouri Corporate Guarantor is a party has been duly authorized, executed and delivered by all requisite corporate action on the part of  O’Reilly or such Missouri Corporate Guarantor; and the authorization, execution and delivery by Services, in its capacity as sole member of each LLC Guarantor, of each of the Transaction Agreements to which such LLC Guarantor is a party, on behalf of such LLC Guarantor, have been duly authorized by all requisite corporate action on the part of Services.

Our opinions are based on the assumptions (upon which we have relied with your consent) and subject to the qualifications and limitations set forth in this letter, including the following:

A.                                    We are expressing no opinion with respect to any document other than the Transaction Agreements executed by O’Reilly or any Missouri Guarantor and are expressing no opinion as to the validity or enforceability of any document. We are expressing no opinion with respect to any other Guarantor under the Indenture, except for the Missouri Guarantors.

B.                                    We express no opinion with respect to the accuracy, completeness or sufficiency of any information contained in any filings with the Securities and Exchange Commission (the “Commission”) or any state securities regulatory agency, including the Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed with the Commission, under the Securities Act of 1933, as amended (the “Securities Act”) relating to the Notes.

C.                                    This opinion is limited to the matters specifically stated in this letter, and no further opinion is to be implied or may be inferred beyond the opinions specifically stated herein. In addition to the assumptions previously stated, this opinion is based solely on the state of the law as of the date of this opinion and factual matters in existence as of such date, and we specifically disclaim any obligation to monitor or update any of the matters stated in this

CHICAGO | DENVER | HOUSTON | KANSAS CITY | LONDON | MIAMI | ORANGE COUNTY | PHILADELPHIA | SAN FRANCISCO | SEATTLE | TAMPA | WASHINGTON, D.C

March 8, 2016

opinion or to advise the persons entitled to rely on this opinion of any change in law or fact after the date of this opinion which might affect any of the opinions stated herein. We are qualified to practice law in the State of Missouri, and we do not purport to be experts on, or to express any opinion herein concerning, any matter governed by the laws of any jurisdiction other the laws of the State of Missouri.

This opinion is furnished to you for your benefit in connection with the filing of the Registration Statement.

We also hereby consent to the filing of this opinion with the Commission as an exhibit to O’Reilly’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement solely with respect to the laws of the State of Missouri as they apply to O’Reilly and the Missouri Guarantors. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. No expansion of our opinions may be made by implication or otherwise. We express no opinion other than the opinions set forth herein.

Very truly yours,

/s/ Shook, Hardy & Bacon L.L.P.

Shook, Hardy & Bacon L.L.P.

CHICAGO | DENVER | HOUSTON | KANSAS CITY | LONDON | MIAMI | ORANGE COUNTY | PHILADELPHIA | SAN FRANCISCO | SEATTLE | TAMPA | WASHINGTON, D.C

March 8, 2016

SCHEDULE 1
MISSOURI GUARANTORS

O’Reilly Automotive Stores, Inc.

Ozark Automotive Distributors, Inc.

Greene County Realty Co.

O’Reilly II Aviation Corporation

Ozark Services, Inc.

Ozark Purchasing, LLC

CHICAGO | DENVER | HOUSTON | KANSAS CITY | LONDON | MIAMI | ORANGE COUNTY | PHILADELPHIA | SAN FRANCISCO | SEATTLE | TAMPA | WASHINGTON, D.C